EXHIBIT 24
POWER OF ATTORNEY
Each of the undersigned hereby appoints Revis L. Stephenson III, Richard Peterson and Perry C. Johnston, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1934, the annual report on Form 10-KSB of Advanced BioEnergy, LLC for the fiscal year ended September 30, 2007 and any and all amendments and exhibits to that annual report on Form 10-KSB and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to that annual report on Form 10-KSB or any amendments thereto, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable. This power of attorney has been signed below by the following persons in the capacities indicated on the dates indicated.

Name	Title	Date

/s/ Revis L. Stephenson III Revis L. Stephenson III	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	12/10/07

/s/ Richard Peterson Richard Peterson	Vice President of Accounting and Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	12/07/07

/s/ Robert W. Holmes	Director	12/10/07
Robert W. Holmes

/s/ Robert E. Bettger	Director	12/10/07
Robert E. Bettger

/s/ Larry L. Cerny	Director	12/10/07
Larry L. Cerny

/s/ Richard W. Hughes	Director	12/11/07
Richard W. Hughes

/s/ Dale Locken	Director	12/20/07
Dale Locken

/s/ John E. Lovegrove	Director	12/10/07
John E. Lovegrove

/s/ Troy Otte	Director	12/10/07
Troy Otte

/s/ Keith E. Spohn	Director	12/10/07
Keith E. Spohn